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                                                          Exhibit 23.5


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-36771 of Citadel Broadcasting Company of our report dated March 28, 1997 on the consolidated financial statements of Tele-Media Broadcasting Company and its partnership interests as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 appearing in the Prospectus, which is a part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


                                                 /s/ Deloitte & Touche, LLP

Pittsburgh, Pennsylvania
December 8, 1997